Exhibit 99.1

iSpecimen Approached by Crypto Currency Companies for $200 Million Treasury Discussions

Woburn, MA – September 4, 2025 – iSpecimen Inc. (NASDAQ: ISPC), (the “Company”), a technology-enabled company modernizing the way human biospecimens are sourced for scientific research, today announced an update on its major strategic initiative aimed at integrating digital assets into its business model. The Company had previously announced that it is pursuing a strategic initiative aimed at integrating digital assets into its business model, by seeking to build an up to $200 million corporate treasury reserve based on the Solana blockchain ecosystem.

Since announcing its intentions in August, iSpecimen has been approached by several Crypto currency-related companies that have presented opportunities in tokenized real-world assets as well as among highly ranked cryptocurrencies. In a parallel path, the Company has continued meetings to build a Solana-based treasury program.

“We are refining our approach to build a digital asset treasury. While the acquisition of Locked Solana appeals, we recognize there are many opportunities that we continue to explore,” commented Mr. Robert Lim CEO of iSpecimen.

As for Solana, iSpecimen plans to establish a SOL-based treasury program to diversify the Company’s balance sheet and to support long-term growth initiatives. ISPC intends to source treasury management expertise to assist with policy design, counterparty diligence, execution, custody coordination, risk management, and reporting. The Company expects to fund the treasury program primarily from capital that may be raised from time to time.

To dive deeper, the Company’s planned treasury program contemplates purchasing SOL (the native token of the Solana network) including, where appropriate, Locked SOL, through over-the-counter transactions with reputable cryptocurrency institutions. Any such purchases will be made only where legally transferable and following legal, regulatory, and counterparty due diligence. “Locked SOL” refers to SOL subject to contractual transfer or vesting restrictions; pricing may reflect a discount to prevailing spot prices to compensate for illiquidity and lock-up risk. The Company may also purchase unlocked SOL on regulated or reputable venues for liquidity management.

Mr. Lim continued, “We plan to deliver shareholder value primarily through a buy and HODL strategy as well as by purchasing locked SOL at a discount. We plan for the Solana to be staked including liquid staking tokenization to increase yields for shareholders in the long-term. Nevertheless, we also plan to partially diversify our Solana holding and allow a small percentage for spot trading.” A HODL strategy is a long-term investment approach in Cryptocurrency to hold assets even in times of market volatility, rather than trying to time the market by frequently buying and selling.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The reader is cautioned not to rely on such forward-looking statements. Such forward-looking statements relate to future events or our future performance. In evaluating these forward-looking statements, you should consider various factors, including the uncertainty regarding future commercial success; risks and uncertainties associated with market conditions; risks related to the regulatory environment for cryptocurrency transactions; the Company’s ability to develop and maintain its crypto treasury strategy; and risk relating to the Company’s ability to raise capital. These and other factors may cause our actual results to differ materially from any forward-looking statements. Forward-looking statements are only predictions and actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 14, 2025, as well as other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, iSpecimen specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contacts:

info@ispecimen.com